RSM  McGladrey Network
                                                  An  Independently Owned Member
-------------------------------------------------------------------------------
HJ  & ASSOCIATES, L.L.C.                        50 South Main street, Suite 1450
                                                    Salt  Lake City, Utah  84144
                                  Telephone  (801) 328-4408 - Fax (801) 328-4461
-------------------------------------------------------------------------------
CERTIFIED  PUBLIC  ACCOUNTANTS  AND  CONSULTANTS



            CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM



We consent to the use in this Registration Statement of Concrete Casting, Inc. on Form SB-2/a of our report, dated May 5, 2004 which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.


/s/  HJ  &  Associates,  LLC

HJ  &  Associates,  LLC
Salt  Lake  City,  Utah
October  20,  2004


            American Institute of Certified Public Accountants Member of Public Company Accounting Oversight Board